                                                                   Exhibit 2(ii)
                                                                   -------------



            Stock Purchase Agreement dated as of December 23, 1999 by and among Susquehanna, Susquehanna Bancshares Central, Inc.,
 Valley Forge Asset Management Corp. and certain of the shareholders of VFAM.

                                                                   EXHIBIT 2(ii)

                           STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, dated as of December 23, 1999, by and among SUSQUEHANNA BANCSHARES, INC., a Pennsylvania business corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("SBI"), SUSQUEHANNA BANCSHARES CENTRAL, INC., a Pennsylvania corporation ("Buyer"), VALLEY FORGE ASSET MANAGEMENT CORPORATION, a Pennsylvania corporation ("VFAM") and the undersigned holders of common stock of VFAM (such individuals are hereinafter referred to individually as "Shareholder" and collectively as "Shareholders").

     WHEREAS, Shareholders own the issued and outstanding shares of Voting and Non-Voting Common Stock, no par value, of VFAM (the "Common Stock"), set forth opposite his/her name on Annex I to this Agreement;

     WHEREAS, the Shareholders, together with Valley Forge Investment Company, Inc., a Pennsylvania business corporation ("VFICO"), own all of the issued and outstanding shares of capital stock of VFAM and all options or other rights to purchase shares of capital stock of VFAM;

     WHEREAS, Buyer is a wholly-owned subsidiary of SBI;

     WHEREAS, on this date, SBI, Buyer and VFICO entered into an Agreement and Plan of Reorganization (the "VFICO Agreement") pursuant to which Buyer, simultaneously with the closing under this Agreement, will merge with and into VFICO (Buyer is defined in this Agreement to include VFICO after consummation of such merger);

     WHEREAS, Shareholders desire to sell to Buyer, and Buyer desires to purchase from Shareholders, the shares of Common Stock set forth opposite his/her name on Annex I to this Agreement (the "Shares");

     WHEREAS, upon the completion of the transactions contemplated by this Agreement and the VFICO Agreement, VFICO will become a wholly-owned subsidiary of SBI, and VFICO will hold all of the issued and outstanding shares of capital stock of VFAM;

     NOW, THEREFORE, to consummate the purchase of the Shares, and in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby agree as follows:


                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES

     SECTION 1.01   Purchase and Sale of Stock.  Upon the terms and conditions
                    --------------------------
of this Agreement, at Closing, as defined in Section 1.04 hereof, Buyer agrees to purchase from the Shareholders, and the Shareholders agree to sell to Buyer, the Shares. In consideration therefore, Buyer agrees to pay at Closing an aggregate amount of $4,200,000 for the Shares. Of the total amount paid at Closing,

$200,000 ("Escrow Funds") shall be paid to a bank escrow agent (the "Escrow Agent") in accordance with the escrow agreement attached hereto as Exhibit 1.02 (the "Escrow Agreement"), if any shareholder of VFICO shall have provided notice on or before Closing of intention to dissent (in respect of the merger contemplated by the VFICO Agreement) in accordance with Section 1574 of the Pennsylvania Business Corporation Law. The Escrow Agent shall be selected prior to the Closing Date by SBI and the Shareholder Representative appointed pursuant to Section 1.02. In exchange for their Shares, each Shareholder shall be entitled to receive the amount set forth on Annex I hereto (the "Share Consideration").

     SECTION 1.02   Shareholder Representative. Simultaneously with the
                    --------------------------
execution of this Agreement, Shareholders appoint David S. Foulke (the "Shareholder Representative") as his or her agent and as his or her true and lawful attorney in fact, for such Shareholder and in such Shareholder's name (i) to hold his or her Shares and deliver the same to Buyer at Closing, (ii) to receive his or her check for his or her respective share of the Share Consideration at Closing and to have such Shareholder Representative deliver such check to him or her, and (iii) to act on behalf of such Shareholder at Closing in connection with any and all issues that may arise at Closing in connection with the transactions contemplated by this Agreement and to execute and deliver all instruments and documents or every kind incident thereto. This power of attorney is a power of coupled with an interest as provided by applicable law and shall survive, bankruptcy or mental incapacity of each Shareholder to the extent that such Shareholder may legally contract for such survival. All parties to this Agreement and any person to whom any of the agreements, undertakings, consents and other documents referred to in this Agreement relate may conclusively presume and rely upon this power of attorney without further inquiry. This appointment of the Shareholder Representative may only be revoked in a writing which shall name a successor who agrees to be bound by the terms of this Agreement and shall be signed by a majority of the Shareholders. The Shareholder Representative shall at all times be the same person who serves as the Associates' Representative, as that term is used and defined in the Contingent Earnings Agreement set forth as Exhibit 9.02(i) hereto.

     SECTION 1.03   Deliveries.
                    ----------

          (a) At Closing, (i) the Shareholders, through the Shareholder Representative, shall deliver to Buyer stock certificates for all of the Shares, free and clear of all liens, claims, charges, restrictions, equities, or encumbrances, duly endorsed in blank, or with separate notarized stock transfer powers attached thereto and signed in blank, together with evidence of the appointment of the Shareholder Representative as required by Section 1.02 above, and (ii) VFAM shall deliver to Buyer, as applicable, all of the documents, instruments, certificates, etc. required by Section 10.01 hereof.

          (b) At Closing, (i) upon receipt of the stock certificates as required by Section 1.03(a) hereof, Buyer shall deliver to the Shareholder Representative, checks for each of the Shareholders in the amount of their respective shares of the Share Consideration less their respective share of the Escrow Funds, and (ii) Buyer shall deliver to the Shareholder Representative, for the benefit of the Shareholders, all of the documents, instruments, certificates, etc. required by Section 10.02 hereof.

     SECTION 1.04   Closing.  The closing of the transactions contemplated
                    -------
herein (the "Closing") will take place at such place and time and on such date as shall be agreed upon by VFAM and Buyer, which date shall not be later than thirty business days after the day on which the last to be fulfilled or waived of the conditions set forth in Article IX shall be fulfilled or waived in accordance herewith. The date on which the closing occurs is hereinafter referred to as the "Closing Date."

     SECTION 1.05   Post-Closing Adjustment.
                    -----------------------

          (a) Post-Closing Audit. Within sixty (60) days following the Closing Date, Buyer at Buyer's expense, shall cause PricewaterhouseCoopers ("Buyer's Accountant") to audit (the "Post-Closing Audit") the books of VFAM and VFICO to determine the accuracy of the information set forth in the VFAM Closing Financial Certificate (as defined in Section 9.02(k) herein) and the VFICO Closing Financial Certificate (as defined in Section 6.02(j) of the VFICO Agreement; and together with the VFAM Closing Financial Certificate the "Closing Financial Certificates"). In the course of the Post-Closing Audit, Buyer's Accountant shall apply generally accepted accounting principles ("GAAP"). The Shareholders shall cooperate with Buyer and Buyer's Accountant in furnishing information, documents, evidence and other assistance to Buyer's Accountant to facilitate the completion of the Post-Closing Audit. In the event that Buyer's accountant determines that (i) the actual tangible net worth of VFAM or VFICO on the Closing Date is less than the Required Amount on the Closing Financial Certificates, (ii) the available cash balance of VFAM or VFICO is less than the Required Amount on the Closing Financial Certificates, (iii) VFAM or VFICO have long term liabilities, (iv) in the case of VFAM, the Net Capital (as defined in Section 9.02(k)) is less than the Required Amount on the VFAM Closing Financial Certificate, (v) and/or in the case of VFAM its cash plus current receivables minus current liabilities must be equal to or greater than $1,200,000, (each of (i) - (v) a "Financial Requirement Deficiency" and together "Financial Requirement Deficiencies"), then Buyer shall promptly deliver a written notice to that effect with supporting documentation to the Shareholder Representative setting forth such Financial Requirement Deficiency or Deficiencies of VFAM and/or VFICO, as the case may be, on the Closing Date ("Adjustment Notice"). As used in this agreement, "Required Amount" means the amounts required by Section 9.02(k) of this Agreement and Section 6.02(j) of the VFICO Agreement.

          (b) Review by Shareholders' Accountant. As soon as practicable, but in any event within 30 calendar days of receipt of the Adjustment Notice from Buyer, the Shareholders may cause their accountant to provide to Buyer, a report indicating their agreement or objections to the Adjustment Notice. Any such objections shall be set forth in reasonable detail in a report (the "Shareholders' Report") that shall indicate the grounds upon which the Shareholders' accountant disputes the calculation of the Financial Requirement Deficiencies in the Adjustment Notice.

          (c)       Agreement on Financial Information Adjustment.

                    (1) Within 15 calendar days of the receipt by the Buyer of the Shareholders' Report, the Shareholder Representative and the Buyer shall endeavor to agree on any matters in dispute.

                    (2) If the Buyer and the Shareholder Representative are unable to agree on any matters in dispute within 15 calendar days after receipt of the Shareholders' Report, the matters in dispute will be submitted for resolution to the national office of Ernst & Young or such other independent accounting firm of national reputation as may be mutually acceptable to the Shareholder Representative and the Buyer (the "Independent Accounting Firm") which shall within 30 calendar days of such submission determine and issue a written report to the Shareholder Representative and the Buyer upon such disputed items and such written decision shall be final and binding upon the parties. The Shareholders and the Buyer agree to co-operate with each other and each other's representatives to enable the Independent Accounting Firm to render a written decision as promptly as possible. The fees and disbursements of the Independent Accounting Firm shall be shared equally by the Shareholders and the Buyer.

                    (3) The Financial Requirement Deficiencies of VFAM and VFICO, respectively, determined after resolution of matters in dispute (if any) is referred to as the "Actual Financial Requirement Deficiencies". The Actual Financial Requirement Deficiencies have the legal effect of an arbitral award and shall be final, binding and conclusive on the parties hereto.

                    (4) In acting under this Agreement, the Shareholders' accountants, the Buyer's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

          (d)       Post-Closing Adjustment. The purchase price paid pursuant to
Section 1.01 shall be reduced by an aggregate amount of deficiencies (the "Post-Closing Adjustment") equal to the sum of (A) (B) (C) and (D), where (A) (B) (C) and (D) shall be as follows:

     (A) is the greater of (1) any shortfall between the actual VFICO net worth and the Required Amount of net worth on the VFICO Closing Financial Certificate or (2) any shortfall between the actual available cash balance of VFICO and the Required Amount of available cash balance of VFICO on the VFICO Closing Financial Certificate;

     (B) is the greatest of (1) any shortfall between the actual Net Capital of VFAM and the Required Amount of Net Capital on the VFAM Closing Financial Certificate or (2) any shortfall between the actual available cash balance of VFAM and the Required Amount of cash balance of VFAM on the VFAM Closing Financial Certificate or (3) any shortfall between the actual VFAM cash plus receivables minus current liabilities compared to the Required Amount on the VFAM Closing Financial Certificate or (4) any shortfall between the actual VFAM net worth and the Required Amount on the VFAM Closing Financial Certificate;

     (C)  is any long term liabilities of VFICO; and

     (D)  is any long term liabilities of VFAM.

Within five (5) business days after notification of the amount of the Post-Closing Adjustment, each Shareholder shall pay to Buyer his or her Proportionate Share of the Post-Closing Adjustment. Such Proportionate Share shall equal the fraction the numerator of which is the purchase price paid to such Shareholder at Closing as set forth on Annex I and the denominator of which is the purchase price paid to all Shareholders at Closing as set forth on Annex I. If any Shareholder fails to promptly make such payment, Buyer shall have the right to offset the amount of such payment by a claim against the amounts escrowed for the benefit of such Shareholder under Sections 2.01 and 3.01 of this Agreement. Upon demand by Buyer to the Escrow Agent (with notice to the Shareholder), the Escrow Agent shall pay such Proportionate Share of the Post-Closing Adjustment to Buyer, or the Buyer may deduct any such deficiencies from any payments to which such Shareholder may become entitled under his or her Contingent Earnings Agreement as defined in Section 9.02(i) hereto or Additional Stock Payments as defined in Section 1.07 hereto (or which have been deposited into escrow for the benefit of such shareholder, by demand to the Escrow Agent as provided above). Any amount still not collected from such Shareholder shall remain the personal obligation of that Shareholder. If such Shareholder would not have been entitled to receive funds in escrow which have been paid to Buyer pursuant to this Section 1.05(d) (the "Disqualified Amount") because the conditions to distribution of such funds would not have been satisfied by the continued employment by such Shareholder with VFAM, then the liability of such Shareholder to Buyer shall be increased by the Disqualified Amount. Any amounts not paid by any Shareholder when due shall bear interest from the Closing Date until the date of payment of a rate equal to the prime rate, as reported from time to time in The Wall Street Journal, eastern edition.

          (e) If a determination is made that the holders of Dissenting Shares (as defined in Section 2.03 of the VFICO Agreement) are entitled to receive an amount which exceeds the per share value of the Cash Consideration ( as defined in the VFICO Agreement), then the Escrow Agent shall pay to SBI the portion of the Escrow Funds (up to the $200,000 deposited at Closing) that is equal to such excess plus costs including reasonable attorney's fees related to the determination.

     SECTION 1.06   Payment to SBI.  Immediately following the Closing, VFAM
                    --------------
shall pay to SBI an amount equal to $1,200,000.

     SECTION 1.07   Additional Stock Payment.  In exchange for the Shares set
                    ------------------------
forth on Annex I, the Shareholders shall be entitled to receive an additional (payment allocated in accordance with Annex I) for the Shares, up to a maximum of $1,500,000 (the "Additional Stock Payment"). SBI shall cause VFAM to pay to Shareholders an Additional Stock Payment in accordance with the terms of this Agreement. Such Additional Stock Payment shall be calculated and paid when and if earned each Fiscal Year until the maximum amount of the Additional Stock Payment has been paid to the Escrow Agent pursuant to this Agreement. For the purposes of this Agreement, the term "Fiscal Year" shall mean a twelve month period ending on December 31; provided, however, that the first Fiscal Year under this Agreement shall commence on the later of January 1, 2000 or the Closing Date and shall end on December 31, 2000.

          SECTION 1.08  Calculation of Additional Stock Payment.  (a) As of the
                        ---------------------------------------
end of each Fiscal Year, VFAM shall determine whether an Additional Stock Payment is due with respect to such Fiscal Year. The Additional Stock Payment for a Fiscal Year shall be determined by taking VFAM's Adjusted Pre-tax Profit (hereinafter defined) in excess of $2,000,000 ("Excess Earnings") and multiplying such Excess Earnings by 5, then deducting from that result any amounts paid as an Additional Stock Payment payments for prior Fiscal Years.

          (b) "Pre-tax Profit" means for a Fiscal Year, VFAM's Income Before Provision for Income Taxes, determined in accordance with Generally Accepted Accounting Principles, and "Adjusted Pre-tax Profit" means for any Fiscal Year the figure obtained after making additions and adjustments to Pre-tax Profit for any applicable items set forth in subsections (c), (d) and (e).

          (c) In calculating Adjusted Pre-tax Profit, the following items shall be eliminated and not taken as expenses in this calculation: (i) management fees or similar charges or expenses by SBI; provided, however, that charges by SBI for reasonable and necessary business products or services of the type customarily purchased by VFAM which can be provided to VFAM by SBI (for example, insurance or auditing) may be allowed as expenses for up to the amount paid by VFAM for such products or services in the past, plus moderate vendor induced increases, with only the excess being eliminated; (ii) allocation of any overhead by SBI or affiliates thereof; (iii) inter-company interest expense except interest at a reasonable rate on up to $100,000 of debt or equity provided by SBI to VFAM for VFAM to comply with NASD net capital requirements, or inter-company interest expense on any VFAM borrowings or capital infusions approved by Joseph J. Miller, Jr. or the Shareholder Representative; (iv) amortization of good will or other intangible assets; and (v) income taxes.

          (d) Unless approved by VFAM's Board of Directors and except as otherwise provided in paragraph (e) of this Section 1.08, the following items shall likewise be eliminated and not taken as expenses in this calculation: (i) any category of expense (net of related revenue) not included among the Operating Expenses listed on Schedule 1.08(d) (ii) any expense (net of related revenue) not incurred by VFAM in its normal operations based on its business plan as amended from time to time and (iii) any expense (net of related revenue) resulting from a material change in the way VFAM conducts its business. It is the intention of this paragraph that VFAM shall be operated in such a way as to maximize the realization of the Additional Stock Payment as rapidly as possible without sacrificing altogether opportunities for long term growth or prudent management.

          (e) Pre-tax Profit shall be adjusted for the net amount of all non-recurring items (including but not limited to items set forth below) as follows:
(i) if the net amount of such items plus carryovers from prior Fiscal Years resulting from the application of this subsection is less than $300,000 (whether revenue or expense) in any Fiscal Year, then the full amount thereof shall be included in the determination of Pre-tax Profit for the Fiscal Year; or (ii) if the net amount of such items plus carryovers from prior Fiscal Years is greater than $300,000 (whether revenue or expense), then the amount above $300,000 (whether revenue or expense) shall be eliminated from the calculation of Pre-tax Profit for the current Fiscal Year and carried over into the next Fiscal Year. Non-recurring items subject to this subparagraph (e) shall include but not be limited to (i) commissions on the private placement of securities, net of commissions paid to client representatives; and (ii) "bonuses" owed client representatives pursuant to their contracts if such bonuses are more than 5% above budget for all such representatives in the aggregate, and only the excess above 5% over the budget shall be treated as a non-recurring item. The budget for bonuses in this category shall be reasonable in relation to prior performance and realistic expectations for the future.

          SECTION 1.09  Payment Date.  Upon the earlier of (i) the completion of
                        ------------
the Fiscal Year end audit of the books and records of VFAM; or (ii) sixty days following the Fiscal Year end (the "Calculation Date"), VFAM shall notify SBI and the Shareholder Representative in accordance with Section 1.11 hereof, of the aggregate amount of Additional Stock Payment earned, if any.

          SECTION 1.10  Acceleration of Payments.  All potential Additional
                        ------------------------
Stock Payments up to $1,500,000 not previously paid, less amounts properly retained by SBI to satisfy any Post-Closing Adjustment, or Deficiency as defined in Section 8.02 hereto, shall become due and immediately payable by VFAM, or if VFAM does not or cannot pay, then by SBI, upon the happening of any of the following events: (a) VFAM fails to make an Additional Stock Payment when due (after dispute resolution where applicable), provided SBI and VFAM are given thirty (30) days' notice within which to make the past due payment; (b) VFAM discharges any of Bernard A. Francis, Jr., Frank Corace or James Gibson for any reason other than "cause" (as defined and provided for in such employee's employment agreement), unless such discharge is approved by the vote of two-thirds (2/3) or more of VFAM's Board of Directors; (c) SBI commits a material breach of Sections 3.01 or 3.02 of the Contingent Earnings Agreement as defined in Section 9.02(i) and such breach is not cured within thirty (30) days after notice thereof.

          Section 1.11  Notice of Additional Stock Payment.  Each year on the
                        ----------------------------------
Calculation Date, VFAM shall provide the Shareholder Representative, notice of its calculation, with supporting financial statements and appropriate explanations when reasonably requested, of the Additional Stock Payment for fiscal year ("Calculation Notice");

          (a) No Objection. If the Shareholder Representative has not given VFAM written notice of an objection to the Additional Stock Payment calculation within thirty (30) days following his or her receipt of the Calculation Notice, then the amount set forth in the Calculation Notice will be deemed the Additional Stock Payment for such fiscal year and SBI shall pay such amounts to the Shareholders (at their addresses provided in Section 13.03) within 45 days.

          (b) Objection. If the Shareholder Representative has any objections to the Calculation Notice, then he or she must provide VFAM with written notice of the objections within thirty (30) days following his or her receipt of the Calculation Notice. The written notice must describe in reasonable detail the manner in which VFAM allegedly failed to account for or calculate the Additional Stock Payment in accordance with this Agreement. Except with respect to fraud, bad faith or willful misconduct by VFAM, the Shareholder Representative and the Shareholders will be precluded from later raising any objection to the Additional Stock Payment which is not raised in the notice.

          VFAM and Shareholder Representative will use reasonable efforts to resolve any objections to the Additional Stock Payment calculation. If VFAM and Shareholder Representative do not resolve the objections within thirty (30) days after VFAM's receipt of Shareholder Representative's written notice of objections, then VFAM and Shareholder Representative will select a nationally-recognized accounting firm (excluding their respective regular outside accounting firms) by lot. Any accounting firm agreed to or chosen in this way is hereinafter referred to as the "Accountants". The Shareholder Representative shall be under no obligation to initiate a determination by the Accountants unless and until some or all of the Shareholders agree in writing to pay any fees and expenses incurred in accordance with Section 1.11(c) hereof, and deposit with the Shareholder Representative such amount of money as he or she shall consider sufficient in his or her reasonable judgment to cover the estimated amount of such fees and expenses. If a dispute is submitted to the Accountants for resolution, VFAM and Shareholder Representative: (i) will exchange and furnish or make available to the Accountants at reasonable times and upon reasonable notice, the Additional Stock Payment calculations, and such financial statements, work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), including supporting schedules, work papers and back up materials used in preparing the Additional Stock Payment calculation, the books, records, and financial staff of VFAM, the parties' accountants, and summaries by VFAM and the Shareholder Representative of their resolution of any objections thereto; and (ii) will be afforded the opportunity to present to the Accountants any material relating to the Accountants' determination, and to discuss with the Accountants in a hearing with all parties present, the Accountants' determination. The role of the Accountants will be to determine whether VFAM properly accounted for and calculated the Additional Stock Payment in accordance with this Agreement. If the Accountants determine that any disputed items resulted in an incorrect determination of the Additional Stock Payment, then the Accountants will recalculate the Additional Stock Payment for the applicable Fiscal Year and so notify VFAM and Shareholder Representative. Such amount will be deemed the Additional Stock Payment. The Accountants, determination of the Additional Stock Payment for the Fiscal Year in question, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties.

          (c) Expenses. If the Shareholder Representative in good faith submits any dispute to the Accountants for resolution as provided in this
Section 1.11 and the Accountants determine that VFAM's calculation of Additional Stock Payment was understated by $1,000 or more, then the fees and expenses of the Accountants, VFAM and the Shareholder Representative shall be paid by SBI; otherwise, all such fees and expenses shall be paid by the Shareholder Representative from the deposit provided for above and, if the deposit is insufficient, the excess shall be paid by those Shareholders who agreed to pay such fees and expenses.


                                  ARTICLE II

                                OPTION BUY OUT

     SECTION 2.01  Options Buy Out
                   ---------------

          (a) Closing Date Payments. Immediately prior to the Closing, VFAM shall pay to each holder of outstanding options to purchase VFAM common stock ("Options") identified on Annex II hereto (each an "Option Holder") the amount set forth in Column I on Annex II, less the amount required to be withheld by applicable federal and state income tax withholding laws and less any amounts due in respect of social security or other statutory deductions. In exchange for such payment at Closing, all of the Options shall be canceled.

          (b) First Anniversary Option Payments. On the first anniversary of the Closing Date, or the first business day thereafter, VFAM shall cause to be paid out of escrow to each Option Holder who remains an employee of VFAM on such date, the amount set forth in Column II of Annex II (the "First Anniversary Option Payments"), less amounts required to be withheld by applicable federal and state income tax withholding laws and less any amounts due in respect of social security or other statutory deductions.

          (c) Second Anniversary Option Payments. On the second anniversary of the Closing Date, or the first business day thereafter, VFAM shall cause to be paid out of escrow to each Option Holder who remains an employee of VFAM on such date, the amount set forth in Column III of Annex II (the "Second Anniversary Option Payments"), less amounts required to be withheld by applicable federal and state income tax withholding laws and less any amounts due in respect of social security or other statutory deductions.

          (d) Option Payment Escrow. At the Closing, VFAM shall pay to the Escrow Agent an amount equal to the sum of the First Anniversary Option Payments and the Second Anniversary Option Payments to be held for disbursement by the Escrow Agent in accordance with the terms of the Escrow Agreement. After payment of the Second Anniversary Option Payments in accordance with clause (c) above, any amounts related to the option buy-out remaining in escrow shall be paid to VFAM.

          (e) Termination of Employment. Notwithstanding the foregoing, if the employment with VFAM of any Option Holder is terminated by VFAM without cause as defined in the form of employment agreements (as defined in Section 9.02(h)) prior to the second anniversary of the Closing Date, then VFAM shall immediately pay any remaining amounts due to such Option Holder. If the employment with VFAM of an Option Holder is terminated because of the death or permanent disability, as defined in the Employment Agreements, of such Option Holder, any amounts due to the Option Holder shall immediately be paid to such Option Holder or, in the case of death, to his or her heirs or estate.

                                  ARTICLE III

                           PAYMENTS TO KEY EMPLOYEES


     SECTION 3.01  Bonus Payments to Key Employees.
                   --------------------------------

          (a) Closing Date Payments. On the Closing Date, VFAM shall pay to each employee set forth on Annex III hereto (each a "Key Employee"), the amount set forth next to their name in Column I on Annex III, less the amount required to be withheld by applicable federal and state income tax withholding laws and less any amounts due in respect of social security or other statutory deductions.

          (b) First Anniversary Bonus Payments. On the first anniversary of the Closing Date, or the first business day thereafter, VFAM shall cause to be paid out of escrow to each Key Employee who remains an employee of VFAM on such date, the amount set forth in Column II of Annex III (the "First Anniversary Bonus Payments"), less amounts required to be withheld by applicable federal and state income tax withholding laws and less any amounts due in respect of social security or other statutory deductions.

          (c) Second Anniversary Bonus Payments. On the second anniversary of the Closing Date, or the first business day thereafter, VFAM shall cause to be paid out of escrow to each Key Employee who remains an employee of VFAM on such date, the amount set forth in Column III of Annex III (the "Second Anniversary Bonus Payments"), less amounts required to be withheld by applicable federal and state income tax withholding laws and less any amounts due in respect of social security or other statutory deductions.

          (d) Bonus Payment Escrow. At the Closing, VFAM shall pay to the Escrow Agent an amount equal to the sum of the First Anniversary Bonus Payments and the Second Anniversary Bonus Payments to be held for disbursement by the Escrow Agent in accordance with the terms of the Escrow Agreement. After payment of the Second Anniversary Bonus Payment in accordance with clause (c) above, any amounts related to the bonus payments remaining in escrow shall be paid to VFAM.

          (e) Termination of Employment. Notwithstanding the foregoing, if the employment with VFAM of any Key Employee is terminated by VFAM without cause as defined in the form of Employment Agreement (described in Section 9.02(h)) prior to the second anniversary of the Closing Date, then VFAM shall cause the Escrow Agent to immediately pay any remaining amounts of the First Anniversary Bonus Payments and the Second Anniversary Bonus Payments due to such Key Employee. If the employment with VFAM of a Key Employee is terminated because of the death or permanent disability, as defined in the form of Employment Agreements, of such Key Employee, any amounts of the First Anniversary Bonus Payments and the Second Anniversary Bonus Payments due to the Key Employee shall immediately be paid to such Key Employee or, in the case of death, to his or her heirs or estate.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                           VFAM AND THE SHAREHOLDERS

     As a material inducement to SBI and Buyer to enter into this Agreement and consummate the transactions contemplated herein, the Shareholders and, if the transaction is not consummated, the Shareholders and VFAM make the following representations and warranties to Buyer and SBI.

     SECTION 4.01  Organization, Registration.
                   --------------------------

          (a) VFAM is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and corporate authority and all necessary governmental approvals to own, lease and operate its properties, and to carry on its business, to enter into this Agreement and the other documents and instruments to be executed and delivered by VFAM and to carry out the transactions contemplated hereby and thereby. Except as set forth on Schedule 4.01, VFAM is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein the character of the properties owned or leased or the nature of its business, make such qualification to do business necessary except for those jurisdictions where the failure to be so qualified would not have a material adverse effect. Schedule 4.01 lists all of the jurisdictions in which VFAM is qualified to do business. VFAM has delivered to Buyer true and correct copies of its Articles of Incorporation and Bylaws, each as in effect on the date hereof.

          (b) VFAM has all federal, state, local and foreign governmental licenses, permits, or registrations required for its business as currently conducted. Schedule 4.01 lists all of such licenses, permits or registrations currently in effect, the applicable jurisdictions, and the date of expiration, if any. All of such Licenses, permits or registrations are in full force and effect, no violations have occurred or been asserted with respect thereto other than as set forth on NASD and SEC Reports of examination, copies of which have been delivered to Buyer, and no material change in the facts or circumstances reported in any documents submitted by VFAM in connection with any such license, permit or registration has occurred which would require an amendment of such document, license, permit or registration.

          (c)      The officers and directors of VFAM are set forth on Schedule
4.01.

          (d)      VFAM has no subsidiaries.

          (e) There is no pending or, to the knowledge of VFAM or the Shareholders, any threatened claim or litigation against VFAM (nor to the knowledge of VFAM or the Shareholders does there exist any basis therefor) contesting the validity of or right to use the "Valley Forget Asset Management Corporation" name as currently used by VFAM as its corporate name in connection with its business activities, nor has VFAM received any notice that its use of the "Valley Forge Asset Management Corporation" name conflicts with the asserted rights of others.

     SECTION 4.02  Investment Advisor/Broker-Dealer Matters.
                   ----------------------------------------

          (a) VFAM is and has been since October 10, 1973 duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is and has been since October 10, 1973 duly registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"). VFAM is registered as an investment advisor and as a broker/dealer in the states listed on Schedule 4.02 and is in compliance in all material respects with all laws of such states requiring registration, licensing or qualification as an investment advisor or a broker/dealer. Each such federal and state registration is in full force and effect. VFAM has delivered or made available to Seller a true and complete copy of its Form ADV and Form BD, in each case as amended to date, filed by VFAM with the SEC, copies of all such state registration forms, likewise as amended to date, and copies of all current reports filed by VFAM pursuant to the Advisers Act and rules promulgated thereunder, and pursuant to state statutes applicable to such registrations. The information contained in such forms and reports was true and complete in all material respects at the time of filing. VFAM has filed all amendments required to be filed to its Form ADV and Form BD and such state registration forms under federal and state law. VFAM has filed all reports required to be filed under the 1934 Act and rules promulgated thereunder. As of the Closing Date, VFAM will be registered as an investment advisor and as a broker/dealer in each state where such registration is required. VFAM is not required to disclose any information to clients under SEC Rule 206(4)-4 promulgated under the Advisers Act.

          (b) VFAM is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), which is required to be registered under the 1940 Act in order to engage in the transactions described in Section 7 of the 1940 Act. VFAM does not act as an investment advisor or subadvisor to any "investment company," as defined in the 1940 Act, which is registered under the 1940 Act.

          (c) VFAM has adopted a formal code of ethics, a true, complete and accurate copy of which has been provided to Buyer. VFAM's policies with respect to avoiding conflicts of interest are as set forth in its Form ADV, as amended. There have been no violations or allegations of violations of such code or policies.

     SECTION 4.03  Capitalization.  The authorized capital stock of VFAM
                   --------------
consists of 3,000,000 shares of voting common stock, no par value and 12,000,000 shares of non-voting stock, no par value. There are 2,664,928 shares of voting common stock outstanding and 10,659,712 shares of non-voting common stock shares outstanding. All outstanding shares of VFAM Common Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights. Except as set forth on Schedule 4.03 hereto there are no existing options, warrants, calls, subscriptions or other rights or other agreements or commitments of any character relating to the issued or unissued capital stock of VFAM, and, as of the date hereof, there are no outstanding contractual obligations of VFAM to repurchase, redeem or otherwise acquire any shares of its capital stock.

     SECTION 4.04  Authority.  The execution, delivery and performance of this
                   ---------
Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of VFAM and no other corporate proceedings on the part of VFAM are necessary to authorize this Agreement or to consummate the transactions so contemplated.

     SECTION 4.05  Consents and Approvals; No Violations.  This Agreement, the
                   -------------------------------------
Contingent Earnings Agreement, the Employment Agreements (as defined in Section 9.02(h)) and the Lease (as defined in Section 9.02(o)), constitute or when executed and delivered will constitute, valid and binding agreements of VFAM, enforceable in accordance with their respective terms, and, except as such enforceability may be limited by bankruptcy or other similar laws affecting creditors' rights and remedies generally, and except as set forth on Schedule 4.05, the execution and delivery of this Agreement, the Contingent Earnings Agreement, the Lease and/or the Employment Agreements, and the consummation of the transactions contemplated hereby do not or will not (i) conflict or result in a breach of any provision of the Articles of Incorporation or Bylaws of VFAM,
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any of the Corporation Agreements (as defined in Section 4.11), note, bond, mortgage, indenture, lease or license to which VFAM is a party or by which any of its or their properties or assets may be bound or
(iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to VFAM or any of its properties or assets. Except as set forth in
Schedule 4.05, no permit, authorization, consent or approval of, any court or other adjudicatory body, administrative agency or commission or other governmental or regulatory authority or agency is required in connection with the execution, delivery or performance by VFAM of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 4.06  Financial Statements and Internal Control Structure.
                   ---------------------------------------------------

          (a) VFAM has delivered to Buyer the audited financial statements of VFAM for the years ended September 30, 1999, 1998 and 1997 (collectively, the "Financial Statements") and except as set forth on Schedule 4.06(a), to the knowledge of VFAM, the Financial Statements have been prepared in accordance with GAAP. The audited balance sheet of VFAM at September 30, 1999, is referred to herein as the "Balance Sheet" and the dates of such Balance Sheet is referred to herein as the "Balance Sheet Date"). The Financial Statements and the notes thereto, if any, were prepared in accordance with the books and records of VFAM and fairly present the assets, liabilities and financial condition of VFAM as at the respective dates thereof, and the corresponding results of operations, retained earnings and cash flows for the periods therein referred to and except as set forth on Schedule 4.06(a), to the knowledge of VFAM, the Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved.

          (b) VFAM has not received any management letters from its outside auditors.

     SECTION 4.07  Title to Assets, Properties, Interests in Properties, Rights
                   ------------------------------------------------------------
and Related Matters.
-------------------

          (a) VFAM has good title to all of the properties, interest in properties, and assets, real, personal or mixed, reflected on the Balance Sheet and to all property and assets acquired after the Balance Sheet Date, free and clear of any mortgages, pledges, liens, security interests, conditional and installment sale agreements, right of first refusal or similar claims with respect to VFAM, or encumbrances or charges of any kind other than (i) any such claim or encumbrance disclosed in the notes to the Balance Sheet, (ii) the lien of current taxes not yet due and payable; (iii) properties, interests and assets that are leased or have been disposed of by VFAM since the Balance Sheet Date in the ordinary course of business consistent with past practice; and (iv) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto.

          (b) The assets and properties of VFAM on its Balance Sheet constitute the rights, properties and assets (tangible or intangible) necessary for the conduct of VFAM's business as currently conducted.

          (c) Except as set forth on Schedule 4.07, VFAM has no interest in any real property.

     SECTION 4.08  Absence of Certain Changes.  Since September 30, 1999, VFAM
                   --------------------------
has not experienced, nor to the knowledge of VFAM or the Shareholders has there been threatened, any material adverse change in the condition (financial or otherwise), assets, liabilities (absolute, accrued, contingent or otherwise), business, or operations of VFAM (except as may have been caused by general stock market conditions) nor has any client of VFAM with respect to any of the Investment Accounts (as defined in Section 4.11) terminated or to the knowledge of VFAM or the Shareholders threatened to terminate its relationship with VFAM except as set forth on Schedule 4.08.

     SECTION 4.09  Absence of Undisclosed Liabilities.  Except to the extent
                   ----------------------------------
set forth in the Balance Sheet, VFAM has no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a balance sheet of VFAM, as the case may be (including the notes thereto), and have no claims, debts, liabilities or obligations or any alleged claims, debts, liabilities or obligations of VFAM to any party, including but not limited to claims made by governmental authorities for taxes or otherwise, except for (x) liabilities expressly disclosed in this Agreement and in the Exhibits or Schedules and (y) liabilities incurred between the date of this Agreement and the Closing Date, the occurrence of which is not in violation of the provisions of this Agreement.

     SECTION 4.10  Litigation.  Except as set forth in Schedule 4.10, there
                   ----------
are no claims, actions, suits, orders, proceedings or investigations pending or to the knowledge of VFAM or the Shareholders threatened by or against VFAM, at law or in equity or before or by any federal, state or municipal or other governmental department, commission, board, agency, instrumentality or authority. There is no basis known to VFAM or to the Shareholders for any such claims, actions, suits, orders, proceedings or investigations, which if adversely determined would have a material adverse affect on VFAM.

     SECTION 4.11  Contracts, Leases, Agreements and Other Commitments.
                   ---------------------------------------------------

          (a) Schedule 4.11(a) lists the accounts with which VFAM has assets under management (the "Investment Accounts") and Schedule 4.11(a) lists all the Investment Accounts that are party to an agreement with VFAM (each a "Investment Advisory Agreement"). Schedule 4.11(a) lists the Investment Accounts with assets under management valued in excess of $1,000,000 as of September 30, 1999. VFAM and each client with an Investment Account are parties to an Investment Advisory Agreement ("Investment Advisory Agreement"). VFAM has delivered to Buyer copies of all Investment Advisory Agreements between VFAM and Investment Accounts with assets under management in excess of $3,000,000.

          (b) Schedule 4.11(b) sets forth each written or oral contract, agreement, lease, power of attorney, guaranty, surety agreement or other commitment, including any amendment to any of the foregoing, to which VFAM is a party or by which it is bound other than:

                   (1) Investment Advisory Agreements as described in Section 4.11(a);

                   (2) agreements involving a maximum liability or obligation on the part of VFAM of less than $10,000 each.

          (c) True, correct and complete copies of all of the items set forth on Schedule 4.11(a) and Schedule 4.11(b) (such items are collectively the "Corporation Agreements") (including all amendments thereto) have been delivered to Buyer (except for Investment Advisory Agreements between VFAM and Investment Accounts with assets under management less than $3,000,000). All of the Corporation Agreements are valid, binding and enforceable in accordance with their terms. Except as shown on Schedules 4.11 (a) and (b), VFAM and, to the best knowledge of the Shareholders, all of the parties to the Corporation Agreements have performed all material obligations required to be performed to date under such Corporation Agreements and VFAM is not and, to the best knowledge of the Shareholders, any such other party is not in default or in arrears under the terms thereof, and, to the best knowledge of the Shareholders, no condition exists or event has occurred which, with the giving of notice of lapse of time or both, would constitute a default thereunder. The Corporation Agreements are in full force and effect in accordance with their terms and are free and clear of any liabilities, claims, liens or encumbrances, of any kind, and, except as set forth on Schedule 4.05, Section 7.03 or otherwise in this Agreement, the consummation of this Agreement and the transactions contemplated hereby will not result in an impairment or termination of any of VFAM's rights under any of the Corporation Agreements and does not require any consents of the parties thereto.

     SECTION 4.12  Insurance.  Schedule 4.12 is a summary of all insurance
                   ---------
policies maintained by VFAM (specifying, among other things, the insurer, type of insurance, amount of coverage and policy number). Such policies are in full force and effect and all premiums with respect to such policies are currently paid. VFAM has not been denied or had revoked or rescinded any policy of insurance or received any notice of intent to cancel or not renew during the past three years.

     SECTION 4.13  Benefit Plans.  Schedule 4.13 contains a complete list of
                   -------------
all pension, retirement, stock option, stock purchase, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus group insurance, severance and other employee incentive and welfare contracts and plans, and all trust agreements related thereto, that VFAM maintains or to which it contributes for any of its present of former directors, officers, or other employees (collectively the "Employee Plans").

          (a) To the knowledge of the Shareholders, all of the Employee Plans comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code (as defined in Section 4.18) and other applicable laws; VFAM has not engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any penalties, taxes or other events under Section 502(i) of ERISA or Section 4975 of the Code.

          (b) No liability to the Pension Guaranty Corporation has been or is expected by VFAM to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan") or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by it or any entity which is considered on employer with VFAM under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate").

          (c) No Pension Plan or single-employer plan of an ERISA Affiliate had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last date of the end of the most recent plan year ending prior to the date hereof; all contributions to any Pension Plan or single-employer plan of an ERISA Affiliate that were required by Section 302 of ERISA and were due prior to the date hereof have been made on or before the respective dates on which such contributions were due; the fair market value of the assets of each Pension Plan or single-employer plan of an ERISA Affiliate exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(6) of ERISA) under such Pension Plan or single-employer plan of an ERISA Affiliate as of the end of the most recent plan year with respect to the respective Pension Plan or single-employer plan of an ERISA Affiliate ending prior to the date hereof, calculated on the basis of actuarial assumption used in the most recent actuarial valuation of such Pension Plan or single-employer plan of an ERISA Affiliate as of the date hereof, and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the reporting requirement has not been waived has been required to be filed for any Pension Plan or single-employer plan of an ERISA Affiliate within the 12-month period ending on the date hereof.

          (d) VFAM is not required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (e) Neither VFAM nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

          (f) Each Employee Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan) has received a favorable determination letter for the IRS covering the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Deficit Reduction Act of 1984 and the Tax Reform Act of 1986; VFAM and the Shareholders are not aware of any circumstances likely to result in revocation of any such favorable determination letter; each Employee Plan has been amended to reflect the requirements of subsequent legislation applicable to such plans; and each Qualified Plan has complied at all relevant times in all material respects with all applicable requirements of Section 401(a) of the Code.

          (g) Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has at all relevant times satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder.

          (h) Neither VFAM, nor any ERISA Affiliate has committed any act or omission or engaged in any transaction that has caused it to incur, or created a material risk that it may incur, liability for any excise tax under Sections 4971 through 4980B, 4980D or 4980E of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements.

          (i) There is not pending or threatened litigation, administrative action or proceeding relating to any Employee Plan other than routing claims for benefits.

          (j) Except as disclosed on Schedule 4.13(j), there has been no announcement or legally binding commitment by VFAM to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not materially increase the cost of such

Employee Plan, and VFAM does not have any obligations for retiree health and life benefits under and Employee Plan that cannot be terminated without incurring any liability thereunder except as required to be maintained by COBRA.

          (k) Except as disclosed on Schedule 4.13(k), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by VFAM to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under an Employee Plan or under any agreement executed in connection with this Agreement, increase any benefits payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit.

          (l) Except as disclosed on Schedule 4.13(l), all required annual reports have been filed timely with respect to each Employee Plan, and VFAM has made available to SBI and Buyer a true and complete copy of (A) reports on the applicable form of the Form 5500 series filed with the IRS for plan years beginning after 1987, (B) Employee Plan, including amendment thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, and (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

     SECTION 4.14  Collective Bargaining Agreements and Employment Agreements.
                   ----------------------------------------------------------

          (a) (i) VFAM has not entered into any collective bargaining agreements; (ii) there is no labor strike, slowdown or work stoppage or lockout actually pending or to the knowledge of VFAM or the Shareholders threatened against or affecting VFAM, and during the past four years there has not been any such action; (iii) no union organizational campaign is in progress with respect to the employees of VFAM; (iv) there is no unfair labor practice charge or complaint pending or to the knowledge of VFAM or the Shareholders threatened before the National Labor Relations Board; and (v) no charges with respect to or relating to VFAM is pending before the Equal Employment Opportunity Commission.

          (b)      Schedule 4.14 lists:

                   (1) any employment agreement VFAM has with any of its employees; and

                   (2) any consulting, retainer or service agreement or arrangement VFAM has with any individual or entity.

     SECTION 4.15  Compliance with Applicable Law.  VFAM has in the past
                   ------------------------------
complied and is presently complying, in respect of the assets and operation of its business in all material respects, with the rules of the National Association of Securities Dealers, Inc. ("NASD") and all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authority (federal, state, local or otherwise), including but not limited to the Advisers Act, the 1940 Act, 1934 Act, the Securities Act of 1933, as amended and, in each case, the rules promulgated thereunder, and except as set forth on Schedule 4.15, VFAM has not received notification of any asserted present or past failure to so comply. VFAM has delivered to Buyer all inspection reports or similar documents received during the past three years from the SEC, state regulatory authorities, or the NASD and VFAM's responses thereto.

     SECTION 4.16   Actions Since the Balance Sheet Date. Except as set forth on
                    ------------------------------------
Schedule 4.16, since September 30, 1999 and to the date hereof, VFAM:

          (a) has not taken any action outside of the ordinary course of business;

          (b) has not borrowed any money or become contingently liable for any obligation or liability of others outside of the ordinary course of business;

          (c) paid all of its debts and obligations as they became due or otherwise in the ordinary course of business;

          (d) has not incurred any material debt, liability or obligation of any nature to any party except for obligations arising from the purchase of goods or the rendition of services in the ordinary course of business;

          (e)  has not knowingly waived any right of substantial value;

          (f) has used its reasonable best efforts to preserve its business organization intact, to keep available the services of its employees, and to preserve its relationships with its customers, suppliers and others with whom it deals; and

          (g) has not purchased or redeemed any shares of capital stock of VFAM, or transferred, distributed or paid, directly or indirectly any money or other property or assets to the Shareholders;

          (h) made a change in the number of shares of capital stock of VFAM issued and outstanding;

          (i) declared, set aside, paid or distributed any dividend or other distribution with respect to its capital stock, or with respect to any split, combination or reclassification of its capital stock;

          (j) increased the compensation or severance pay payable or to become payable by VFAM to any employee or with respect to any employee welfare, pension, retirement, profit-sharing or similar payment plan or arrangement applicable to any present or former employee;

          (k) incurred any capital expenditure or authorization for a capital expenditure, acquisition of assets or execution of any lease, or incurred liability therefor, requiring any payment or payments in excess of $10,000 in the aggregate with respect to each individual transaction;

          (l) borrowed or lent money, issued debt securities or pledged a credit of VFAM or guaranteed any indebtedness of others by VFAM;

          (m) lost the services of any employee that is, either individually or in the aggregate, material to the conduct of the business of VFAM; incurred the loss or termination of relationship with any supplier, client or customer; or

          (n) entered into any agreement, arrangement or understanding to do any of the foregoing.

     SECTION 4.17   Tax Matters.
                    -----------

          (a) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, employment excise, withholding, property, sales, use, transfer, license, payroll and franchise taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof. For purposes of this Agreement, the term "Tax Return" shall mean any report, return or other information required to be supplied to a taxing authority in connection with Taxes. All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

          (b) VFAM has duly filed all Tax Returns required to be filed as of the date hereof (and will file all Tax Returns required to be filed on or before the Closing Date). All such Tax Returns are (and, as to Tax Returns not filed as of the date hereof but filed on or before the Closing Date, will be) true, correct and complete in all material respects and were (and, as to Tax Returns not filed as of the date hereof but filed on or before the Closing Date, will
be) filed on a timely basis. All taxes shown on such Tax Returns or otherwise due or payable with respect to the income of VFAM (whether or not shown on any Tax Return) have been timely paid except as expressly reserved on the Balance Sheet. Except as disclosed in Schedule 4.17(b), VFAM has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. True and complete copies of the federal state and local income Tax Returns of VFAM for the last three years have been provided to SBI prior to the date hereof. The reserves for Taxes reflected in the financial statements of VFAM are sufficient for the payment of all unpaid taxes (whether or not currently disputed) which are incurred or may be incurred with respect to the period (or portion thereof) ended on the date of such financial statements and for all years and periods ended prior thereto, and the reserve for Taxes reflected in the balance sheet is sufficient for the payment of all unpaid Taxes (whether or not currently disputed) which are incurred or may be incurred with respect to the period (or portion thereof) ended on the Closing Date and for all years and periods ended prior thereto. Since December 31, 1998, VFAM has not incurred any liability for Taxes other than in the ordinary course of business, which Taxes would result in a material decrease in the net worth of VFAM, except any such liability for taxes incurred as a result of the disposition on or before the Closing Date of those private placement assets which appear on the Balance Sheet. No waiver or extension of any statute of limitations relating to Taxes has been given to, or requested by, the Internal Revenue Service (the "IRS"), or any state or local taxing authority. No claim is currently being made by any authority in a jurisdiction where VFAM files Tax Returns that they are or may be subject to Taxes in that jurisdiction.

          (c) Except as set forth on Schedule 4.17(c), VFAM has complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under Code sections 1441 through 1464, 3401 through 3406, and 6041 through 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required. VFAM has under taken in good faith to appropriately classify all service providers as either employees or independent contractors for all Tax purposes.

          (d) Neither the federal income Tax Returns nor the state or local income Tax Returns of VFAM have been examined by the IRS or relevant state taxing authorities, except as set forth on Schedule 4.17(d). All deficiencies asserted as a result of the examinations referred to on Schedule 4.17(d) have been paid, and no issue has been raised by any federal, state, local or foreign income tax authority in any such examination which, by application of the same or similar principles to similar transactions, could reasonably be expected to result in a proposed deficiency for any subsequent period. Further, to the best of VFAM's knowledge, no state of facts exists or has existed which would constitute grounds for the assessment of any material liability for Taxes with respect to the periods which have not been audited by the IRS or other taxing authority. There are no examinations or other administrative or court proceedings relating to Taxes in progress or pending nor has VFAM received a revenue agent's report asserting a tax deficiency. To the best of VFAM's knowledge, there are no threatened actions, suits, proceedings, investigations or claims relating to or asserted for Taxes of VFAM and there is no basis for any such claim.

          (e) Since 1993, VFAM has not been a member of any affiliated group of corporations that filed a consolidated income tax return.

          (f) Since its date of incorporation, VFAM has not (A) filed any consent or agreement under Section 341(f) of the Code, (B) applied for any tax ruling, (C) entered into a closing agreement with any taxing authority, (D) filed an election under Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), (E) made any payments, or been a party to an agreement (including this Agreement) or any transactions related hereto that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code, or (F) been a party to any tax allocation or tax sharing agreement.

     SECTION 4.18   Environmental Matters.
                    ---------------------

          (a)  Except as disclosed in Schedule 4.18(a):

               (i) VFAM has been and is in full compliance with all Environmental Laws (as defined below) applicable to the operations of, and the property owned, operated, occupied or otherwise used by, VFAM. To the best knowledge of VFAM, there are no circumstances that may prevent or interfere with such full compliance in the future.

               (ii) VFAM has obtained all Permits (as defined below) necessary for the operation of their businesses and the ownership, operation, occupation or other use of their properties, all such Permits are in good standing and VFAM is in compliance with all terms and conditions of such Permits. There has been no material change in the facts or circumstances reported or assumed in the applications for or the granting of such Permits.

          (iii) There is no lawsuit, claim, action, cause of action, judicial or administrative proceeding, investigation, summons, or written notice by any person pending, or to VFAM's knowledge, threatened, against VFAM alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of or resulting from (i) the violation of any Environmental Law or (ii) the presence or Release of any Hazardous Substance (as defined below) at any location, whether or not owned, operated, occupied or otherwise used by VFAM.

          (iv) VFAM is not subject to any writ, injunction, order, decree or settlement addressing (i) any alleged violation of any Environmental Law or (ii) the alleged presence, or Release into the environment of any Hazardous Substance at any location, whether or not owned, operated, occupied or otherwise used by VFAM.

          (v) No Environmental Lien (as defined below) has attached to any of the property owned, operated, occupied or otherwise used by VFAM.

          (vi) There has been no Release of any Hazardous Substance at, to or from any of the properties owned, operated, occupied or otherwise used by VFAM.

          (vii) VFAM has not transported or arranged for the transport of any Hazardous Substance to any facility or site for the purpose of treatment, storage, disposal or recycling which (i) is included on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et. seq. ("CERCLA"), or any similar
                                                    ------
state list which is required by any state Environmental Law to be kept, or (ii) is presently subject to a governmental enforcement action under CERCLA or the Solid Waste Disposal Act, 42 U.S.C. (S)(S) 6901 et. seq., or any similar state Environmental Law.

          (viii) All of the third parties with which VFAM presently have arrangements, engagements or contracts to accept, treat, transport, store, dispose, remove or recycle any Hazardous Substances generated or present at any of the properties owned, operated, occupied or otherwise used by VFAM are properly permitted under Environmental Laws to perform the foregoing activities or conduct.

          (ix) VFAM has no violation of any Environmental Law or the Release of any Hazardous Substance in connection with any business or property previously owned, operated, occupied or otherwise used by VFAM or any of the predecessors of VFAM.

          (x) There are no past or present actions, activities, circumstances, conditions, event or incidents, including, without limitations, the generation, handling, transportation, treatment, storage, Release, presence, disposal or arranging for disposal of any Hazardous Substance, that could form the basis of any claim against VFAM under any Environmental Law.

          (xi) Without any way limiting the generality of the foregoing, (i) all underground storage tanks, and the capacity and contents of such tanks, located on the real property owned or operated by VFAM are identified in
Schedule 4.18(a), (ii) except as identified in Schedule 4.18(a), there is no asbestos contained in or forming part of any building, building component, structure or office space owned or operated by VFAM, and (iii) no polychlorinated biphenyls (PCBS) are used or stored at any part of the property owned or operated by VFAM.

                    (xii) The following terms shall have the following meanings:

                          A.  "Environmental Laws" means all federal, state,
local and foreign laws, statues, codes, ordinances, rules, regulations, orders, directives, binding policies, common law, or Permits as amended and in effect on the date hereof and on the Closing Date relating to or addressing the environment, health or safety, including, but not limited to, any law, statute, code, ordinance, rule, regulation, order, directive, binding policy, common law or Permit relating to the generation, use, handling, treatment removal, storage, production, manufacture, transportation, remediation, disposal, arranging for disposal, or Release of Hazardous Substances.

                          B.  "Environmental Lien" means a lien in favor of any
conventional authority for any (a) liability under any Environmental Law or (b) damages arising from, or costs incurred by, such governmental authority in response to a release or threatened release of a Hazardous Substance into the environment.

                          C.  "Hazardous Substances" means any toxic or
hazardous substances (including, without limitation, wastes), pollutants, explosives, radioactive materials or substances (including, without limitation, wastes), including, without limitation, asbestos, PCBs, petroleum products and byproducts, and substances (including, without limitation, wastes) defined in or regulated under Environmental Law.

                          D.  "Permit" means any permit, license, consent or
other approval or authorization required under any Environmental Law.

                          E.  "Release" means the release, spill, emission,
leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating of any Hazardous Substance through or in the air, soil, surface water, or groundwater.

     SECTION 4.19   Books and Records.  The books and records of VFAM have been,
                    -----------------
and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

     SECTION 4.20   Intellectual Property.  VFAM, directly or indirectly,
                    ---------------------
possesses or has adequate rights to all licenses, permits and all other franchises, trademarks, trade names, service marks, inventions, patents, copyrights, and any applications therefor, trade secrets, research and development, know-how, technical data, computer software programs or applications and technology systems necessary to operate their respective businesses and required by applicable law (the "Intellectual Property"). Except as set forth on Schedule 4.20, all right, title and interest in and to each item of Intellectual Property is owned by VFAM, is not subject to any license, royalty arrangement or pending or threatened claim or dispute and is valid and in full force and effect. To VFAM's knowledge, none of the Intellectual Property owned or used by VFAM, infringes any Intellectual Property right of any other entity and no Intellectual Property owned by VFAM is infringed upon by any other entity.

     SECTION 4.21   Condition of Tangible Assets.  To VFAM's knowledge, the
                    ----------------------------
operation and use of the property in the business conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

     SECTION 4.22   Year 2000 Compliance.  Except as provided in Schedule 4.22
                    --------------------
hereof, VFAM has undertaken an assessment of its software and hardware in order to reveal those portions thereof which will require modification or replacement to utilize properly dates beyond December 31, 1999, and have contracted with appropriate third parties to modify or replace such existing software and hardware so that such software and hardware will not be affected by the change in the Year 2000. VFAM and has contacted those vendors and borrowers who are critical to its business operations in order to assess their efforts to mitigate any adverse effects to their computer programs and systems beyond December 31, 1999.

     SECTION 4.23   Conflicts of Interest. Except as set forth on Schedule 4.23,
                    ---------------------
no present or former officer or director, or managerial employee, of VFAM and no Shareholder has (i) any interests in the property, tangible or intangible, including without limitation, licenses, inventions, processes, know how or formula of a proprietary nature used in or pertaining to the business of VFAM, or (ii) any contract, commitment, claim, arrangement or understanding, including, without limitation loan arrangement, with VFAM. To the best knowledge of VFAM, no present officer, director, or managerial employee of VFAM and no Shareholder has any ownership or stock interest in any other enterprise, firm, corporation, trust or any other entity which is engaged in any contractual arrangement or understanding with VFAM or is engaged in any line or lines of business which are the same as, or similar to, or competitive with, the line or lines of business of VFAM. For the purpose of this representations, ownership of not more than 3% of the voting stock of any publicly-held company whose stock is listed on a recognized securities exchange or traded over-the-counter shall be disregarded.

     SECTION 4.24   VFICO Agreement Representations.  The representations and
                    -------------------------------
warranties of VFICO made pursuant to Article III of the VFICO Agreement are true and correct.

     SECTION 4.25   Disclosure.  No representation or warranty by VFAM or the
                    ----------
Shareholders contained in this Agreement, and no statement contained in any Exhibit or Schedule hereto or any lists, certificate or writing delivered in connection herewith or pursuant hereto, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document.


                                   ARTICLE V

                 FURTHER REPRESENTATIONS AND WARRANTIES OF THE
                                 SHAREHOLDERS

     As a material inducement to SBI and Buyer to enter into this Agreement and to consummate the transactions contemplated herein, each of the Shareholders makes the following representations and warranties to SBI, Buyer and VFAM:

     SECTION 5.01   Ownership of Capital Stock of VFAM. Such Shareholder resides
                    ----------------------------------
at the address indicated on Annex I and owns the number of Shares set forth opposite his or her name on Annex I hereto. Such Shareholders has good, marketable and unencumbered title to such Shares, free and clear of all liens, security interests, pledges, claims, options and rights of others.

     SECTION 5.02   Valid and Binding Agreement.  This Agreement constitutes and
                    ---------------------------
will constitute the valid and binding obligation of such Shareholder.

     SECTION 5.03   Marital Status. Such Shareholder has not commenced an action
                    --------------
for divorce or annulment of his or her current marriage in any court. Such Shareholder's Shares are not subject to any lien as security for the payment of alimony, child support or other award granted in any prior divorce or annulment proceeding.

     SECTION 5.04   Shareholder Agreements. Except the Buy-Sell Agreements among
                    ----------------------
VFAM and the Shareholders which will terminate at Closing, there are no agreements among or between VFAM and such Shareholder and no agreements between such Shareholder and any other Shareholder pertaining to VFAM or the VFAM Common Stock. Except the Buy-Sell Agreements among VFAM and the Shareholders which will terminate at Closing, such Shareholder does not have (i) any interests in the property, tangible or intangible, including without limitation, licenses, inventions, processes, know how or formula of a proprietary nature used in or pertaining to the business of VFAM, or (ii) any contract, commitment, claim, arrangement or understanding, including, without limitation loan arrangement, with VFAM. Such Shareholder does not have any ownership or stock interest in any other enterprise, firm, corporation, trust or any other entity which is engaged in any contractual arrangement or understanding with VFAM or is engaged in any line or lines of business which are the same as, or similar to, or competitive with, the line or lines of business of VFAM. For the purpose of this representations, ownership of not more than 3% of the voting stock of any publicly-held company whose stock is listed on a recognized securities exchange or traded over-the-counter shall be disregarded.

                                  ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF SBI AND BUYER

     As a material inducement to VFAM and the Shareholders to enter into this Agreement, SBI and Buyer makes the following representations and warranties to VFAM and the Shareholders:

     SECTION 6.01   Organization.  Each of SBI and Buyer is a corporation duly
                    ------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to carry on its business as presently conducted, to enter into this Agreement, and the other documents and instruments to be executed and delivered by SBI and Buyer pursuant hereto and to carry out the transactions contemplated hereby and thereby.

     SECTION 6.02   Authority.  The execution and delivery of this Agreement and
                    ---------
the other documents and instruments to be executed and delivered by SBI and Buyer pursuant hereto and the consummation by SBI and Buyer of the transactions contemplated hereby have been duly authorized by their respective Board of Directors. No other corporate act or proceeding on the part of SBI or Buyer is necessary to authorize this Agreement, or the other documents and instruments to be executed and delivered by SBI or Buyer.

     SECTION 6.03   Consents and Approvals; No Violation.  This Agreement
                    ------------------------------------
constitutes or will constitute valid and binding agreements of SBI and Buyer, enforceable in accordance with its terms, and except as such enforceability may be limited by bankruptcy or other similar laws affecting creditors' rights and remedies generally, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (i) conflict or result in a breach of any provision of the Articles of Incorporation or Bylaws of SBI or Buyer, (ii) result in a violation or breach of, or constitute with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Buyer is a party or by which any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SBI or Buyer or any of its properties or assets. Except as set forth on Schedule 6.03, no permit, authorization, consent or approval of, any court or other adjudicatory body, administrative agency or commission or other governmental or regulatory authority or agency is required in connection with the execution, delivery or performance by SBI or Buyer of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 6.04   Disclosure.  No representation or warranty by SBI or Buyer
                    ----------
contained in this Agreement, and no statement contained in any Exhibit or Schedule hereto or any lists, certificate or writing delivered in connection herewith or pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document.

     SECTION 6.05   SEC Reports and Financial Statements.  SBI has delivered to
                    ------------------------------------
VFAM complete (except in certain cases for listed exhibits which are available upon request) and correct copies of SBI's (a) Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 1998; (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1999, in each case as filed by SBI with the SEC pursuant to the 1934 Act (such reports and other filings collectively referred to herein as the "1934 Act Filings"). As of their respective dates, the 1934 Act Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, since the date of the last 1934 Act Filing, SBI has not experienced nor to the knowledge of SBI has there been threatened or anticipated any material adverse change in the condition (financial or otherwise), assets, liabilities (absolute, accrued, contingent or otherwise), business, or operations of SBI taken as a whole.

     SECTION 6.06   Disciplinary History.  Except as set forth on Schedule 6.06,
                    --------------------
there is no information concerning SBI or Buyer, or any person or entity that, upon the consummation of the transactions contemplated by this Agreement and the VFICO Agreement, will be a control affiliate (as such term is defined in Instruction 4(3) to Form BD, Uniform Application for Broker-Dealer Registration ("Form BD") or an advisory affiliate (as such term is defined in Item 11 of Form ADV, Uniform Application for Investment Adviser Registration (Form ADV")) of VFAM (other than persons and entities that are presently control affiliates or advisory affiliates of VFAM), that will be required to be disclosed in response to Item 11 or Schedule DRP of VFAM's Form BD or in response to Item 11 or Schedule E of VFAM's Form ADV.


                                  ARTICLE VII

                     CERTAIN COVENANTS PENDING THE CLOSING

     SECTION 7.01   Access and Information.  Between the date hereof and the
                    ----------------------
Closing Date, VFAM will give Buyer and its authorized representatives full and free access during normal business hours, in such manner as not to unduly disrupt normal business activities, to any and all premises, properties, contracts, commitments, books and records, and VFAM will cause its officers to furnish any and all financial, technical and operating data and other information as Buyer and its authorized representatives from time to time reasonably may request.

     SECTION 7.02   Conduct of the Business of VFAM Pending the Closing Date.
                    --------------------------------------------------------
Except as set forth on Schedule 7.02, between the date hereof and the Closing Date, unless Buyer otherwise consents in writing, VFAM and the Shareholders shall:

          (a) Not take any action which would render untrue any of the representations or Warranties of VFAM or the Shareholders herein contained; not omit to take any action, the omission of which would render untrue any such representation or warranty; provided, however, VFAM and the Shareholders shall not be obligated to take any action not in the ordinary course of business that would result in the expenditure of funds by VFAM exceeding $5,000 in the aggregate; and not take any action or commit any omission that would have as a result any of the conditions set forth in Article IX not being satisfied.

          (b) Conduct VFAM's business in a good and diligent manner in the ordinary and usual course.

          (c) Use their respective best efforts to preserve VFAM's business organization intact, to keep available the services of its employees, and to preserve its relationships with customers, vendors, suppliers and others with whom it deals.

          (d) Not reveal, orally or in writing, to any party, other than consultants and vendors of services with a need to know and other than Buyer and its authorized agents, any of the confidential business procedures and practices followed by VFAM in the conduct of its business.

          (e) Not enter into any contract, agreement, commitment or arrangement with any party, other than contracts in the ordinary and usual course of business, and not amend, modify or terminate any of the Corporation Agreements except modifications or amendments to such Corporation Agreements which either are not materially adverse to VFAM or are necessary or desirable to meet the competitive conditions in the industry.

          (f) Except as contemplated by this Agreement, not redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any stock or any stock option, warrant, preference, call or right relating thereto.

          (g) Use their best efforts to ensure that at Closing, the financial requirements to which VFAM and VFICO will certify on the Closing Financial Certificates have been met.

          (h) Use their best efforts to maintain in full force and effect all of the insurance policies presently maintained by VFAM, make no change in any insurance coverage and notify Buyer at least ten days prior to any pending cancellation or lapse of any insurance policy.

          (i) Keep the premises occupied and owned or leased by VFAM and all of its equipment and other tangible personal property in good order and repair and perform all necessary repairs and maintenance.

          (j) Continue to maintain all of VFAM's usual business books and records in accordance with its past practices.

          (k) Not amend or propose to amend VFAM's Articles of Incorporation or Bylaws.

          (l) Not waive any material right or cancel any material claim without the receipt of adequate consideration.

          (m) Maintain VFAM's corporate existence and not merge or consolidate it with any other entity.

          (n) Comply with all material provisions of any of the Corporation Agreements and all applicable laws, rules and regulations.

          (o) Not make any capital expenditure other than in the ordinary course of business and an amount not exceeding $10,000 in the aggregate.

          (p) Not place any additional encumbrances on any of the inventory or assets of VFAM not in the ordinary course of business, except that existing encumbrances may attach to inventory or assets of VFAM acquired after the date hereof.

          (q) Not pay any severance, deferred compensation or other payments to any Shareholder, whether or not accrued except as otherwise expressly provided by this Agreement.

          (r) Not declare or make any dividend or other payment on or with respect to VFAM's capital stock, and not declare or pay any bonuses or non-periodic compensation to either of the Shareholders.

     SECTION 7.03   Client Notification.
                    -------------------

          (a) As promptly as possible following the date of this Agreement (but in no event later than the fifth business day after the date hereof), VFAM shall provide each client who has an Investment Account written notice of the transactions contemplated hereby (the "Notice Letter"). Buyer and its counsel shall have the opportunity to review the form of the Notice Letter prior to delivery to the Investment Accounts, and the Notice Letter shall be in form and substance reasonably satisfactory to Buyer and its counsel.

          (b) Prior to the Closing, VFAM shall contact clients as selected by VFAM, but including clients with assets under management valued in excess of $1,000,000 as of September 30, 1999, to discuss by telephone the proposed transaction contemplated by this Agreement.

          (c) VFAM shall give prompt notice to Buyer of any indications (written or oral) from any client maintaining an Investment Account that such client will not consent to the transactions contemplated by this Agreement.

     SECTION 7.04   Notices.  VFAM shall give prompt  notice to Buyer of (i) any
                    -------
notice of, or other communication relating to, a default which would have a material adverse effect on VFAM or event which, with notice or lapse of time or breach of a covenant or other provision or both, would become a default or breach which would have a material adverse effect on VFAM, received by it subsequent to the date of this Agreement and prior to the Closing, under its Articles of Incorporation or Bylaws or any of the Corporation Agreements or pursuant to its investment advisor registrations and (x) by which it is bound or
(y) to which it is subject, (ii) any claim, action, suit, proceeding or investigation by any governmental department, taxing authority commission, board, agency, instrumentality or authority involving or relating to its assets, properties or business or the Corporation Agreements (or any communication indicating that the same may he contemplated), (iii) any notice or other communication from any third party (other than Clients) alleging that the consent of such third party is or may be required in connection with the transactions contemplated hereby and (iv) any matter which would cause any material change with respect to any representations made hereunder.

     SECTION 7.05   Advice of Changes.  Each of Buyer and VFAM shall confer on a
                    -----------------
regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party.

     SECTION 7.06   No Shopping.  The Shareholders and VFAM agree that none of
                    -----------
them shall solicit, enter into or continue any discussions, negotiations or contracts (including any disclosure of business information concerning VFAM) with any person or entity other than Buyer concerning the disposition of VFAM's capital stock or of its assets and business operations, whether by sale, merger or other transaction.

     SECTION 7.07   Best Efforts.
                    ------------

     Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     SECTION 7.08   December 31, 1999 Financial Statements.  If the Closing has
                    --------------------------------------
not occurred by January 15, 2000, then VFAM shall deliver to Buyer on or before that date the unaudited financial statements of VFAM for the quarter ended December 31, 1999, prepared in accordance with GAAP (the "December 31, 1999 Financials").

                                 ARTICLE VIII

                                INDEMNIFICATION

     SECTION 8.01   Basic Provision.  The Shareholders severally and not jointly
                    ---------------
and (only if the Closing does not occur) VFAM, jointly and severally with the Shareholders, hereby indemnify and agree to hold harmless SBI, Buyer and their Affiliates (as defined herein), successors and assigns, and SBI and Buyer hereby indemnify and agree to hold harmless the Shareholders and VFAM and their respective Affiliates, successors and assigns, from, against and in respect of the amount of any and all Deficiencies (as hereinafter defined); provided, however, that no Shareholder shall be liable for breaches or misrepresentations by the other Shareholders of their representations or warranties contained in
Article V of this Agreement.

     SECTION 8.02   Definitions.  As used in this Article VIII, the following
                    -----------
terms have the meanings:

          (a)  "Affiliate" as to any person or entity, means any other person
                ---------
that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such person or entity.

          (b)  "Deficiency" means any and all loss or damage, resulting from (i)
                ----------
any breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement by an Indemnitor contained herein; (ii) any misrepresentation contained in any statement, report, certificate or other document or instrument delivered by an Indemnitor pursuant to this Agreement or contained in any Exhibit or Schedule; (iii) efforts by holders of Dissenting Shares (as defined in Section 7.03 of the VFICO Agreement) to seek dissenters' rights Pennsylvania law, including any payments that exceed the per share value of the Cash Consideration; (iv) claims by any VFAM shareholder or VFICO shareholder that the materials delivered to such shareholder in connection with obtaining approval of the transactions contemplated by this Agreement or the VFICO Agreement contain any untrue statement of material fact or omit to state a material fact or are otherwise defective (a "Shareholder Disclosure Deficiency"); and (v) any and all acts, suits, proceedings, demands, assessments, judgments, reasonable attorneys' fees, costs and expenses incident to any of the foregoing.

          (c)  "Indemnified Party" means the individuals or entities entitled to
                -----------------
indemnification under this Article VIII consisting of (i) SBI and Buyer, their respective Affiliates, successors and assigns and their respective officers and directors or (ii) VFAM (only if the Closing does not occur), the Shareholders, their respective Affiliates, successors and assigns and their respective officers and directors, as the case may be.

          (d)  "Indemnitor" means the individuals or entities obligated to
                ----------
provide indemnification under this Article VIII consisting of SBI and Buyer, or VFAM (only if the Closing does not occur) and the Shareholders, as the case may be.

     SECTION 8.03   Procedures for Establishment of Deficiencies.
                    --------------------------------------------

          (a) In the event that any claim shall be asserted by any third party against an Indemnified Party which, if sustained, would result in a Deficiency, such Indemnified Party, within a reasonable time after learning of such claim, shall notify Indemnitor of such claim, and shall extend to Indemnitor a reasonable opportunity to defend against such claim at Indemnitor's sole expense and through legal counsel acceptable to the Indemnified Party, provided that Indemnitor proceed in good faith, expeditiously and diligently. No determination shall be made pursuant to subparagraph (b) below while such defense is still being made until the earlier of (i) the resolution of said claim by Indemnitor with the claimant, or (ii) the termination of the defense by Indemnitor against such claim or the failure of indemnitor to prosecute such defense in good faith in an expeditious and diligent manner. The Indemnified Party shall be entitled to rely upon the opinion of its counsel as to the occurrence of either of said events. The Indemnified Party shall, at its option, have the right to participate in any defense undertaken by Indemnitor with legal counsel of its own selection, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (I) the employment of such counsel shall have been authorized in writing by Indemnitor in connection with the defense of such action, suit, or proceeding, or (II) Indemnitor shall fail actively and diligently to defend such claim, in either of which events the defense of such claim on behalf of the Indemnified Party shall be controlled by the Indemnified Party and that portion of any fees and expenses of counsel related to matters covered by the indemnity agreement contained in Section 8.01 shall be borne by Indemnitor. The Indemnified Party shall be kept fully informed of such claim at all stages thereof whether or not they are so represented. Each party shall make reasonably available to the other party and its attorneys and accountants all books and records of such party relating to such claim and the parties hereto shall render to each other such assistance as they may reasonably require of each other in order to ensure a proper and adequate defense. No settlement or compromise of any claim which may result in a Deficiency may be made by Indemnitor without the prior written consent of the Indemnified party unless (i) prior to such settlement or compromise Indemnitor acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses and (ii) the Indemnified Party is furnished with security reasonably satisfactory to the Indemnified Party that Indemnitor will in fact pay such amount and expenses.

          (b) In the event that the Indemnified Party asserts the existence of any Deficiency, the Indemnified Party shall give written notice to Indemnitor of the nature and amount of the Deficiency asserted. If Indemnitor, within a period of twenty (20) business days after the giving of the Indemnified Party's notice, shall not give written notice to the Indemnified Party announcing its intent to contest such assertion of the Indemnified Party (such notice by Indemnitor being hereinafter called the "contest notice"), such assertion of the Indemnified Party shall be deemed accepted and the amount of the Deficiency shall be deemed established. In the event, however, that a contest notice is given to the Indemnified Party within said twenty-day period, then the contested assertion of a Deficiency shall be settled by arbitration to be held in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association then obtaining. The arbitrator shall be a firm or person with experience pertaining to registered investment advisors mutually selected by the Shareholders and Buyer (or by the rules of the American Arbitration Association absent such agreement within ten (10) business days after a request for such selection by the Indemnified Party or Indemnitor) which has not been engaged by VFAM, the Shareholders or Buyer or their respective subsidiaries or affiliates during the prior five years. The determination of the arbitrator(s) and the reasons therefor shall be delivered in writing to Indemnitor and the Indemnified Party and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Deficiency, if any, determined to exist, shall be deemed established.

          (c) Indemnitor and the Indemnifying Party may agree in writing, at any time, as to the existence and amount of a Deficiency, and, upon the execution of such agreement such Deficiency shall be deemed established.

     SECTION 8.04   Payment of Deficiencies.
                    -----------------------

          VFAM (only if the Closing does not occur) and the Shareholders, severally and not jointly hereby agree to pay the amount of established Deficiencies to SBI and Buyer within twenty (20) days after the establishment thereof in cash. Any amounts not paid by VFAM and the Shareholders when due under this subparagraph shall bear interest from the due date thereof until the date paid at a rate equal to the prime rate, as reported from time to time in The Wall Street Journal, eastern edition. Within five (5) business days after notification of the amount of the Deficiencies, each Shareholder shall pay to Buyer his or her Proportionate Share of the Deficiencies. Such Proportionate Share shall equal the fraction the numerator of which is the purchase price paid to such Shareholder at Closing as set forth on Annex I and the denominator of which is the purchase price paid to all Shareholders at Closing as set forth on Annex I. If any Shareholder fails to promptly make such payment, Buyer shall have the right to offset the amount of such payment by a claim against the amounts escrowed for the benefit of such Shareholder under Sections 2.01 and
3.01 of this Agreement. Upon demand by Buyer to the Escrow Agent (with notice to the Shareholder), the Escrow Agent shall pay such Proportionate Share of the Deficiencies to Buyer. The Buyer may also deduct any such deficiencies not so paid from any payments to which such Shareholder may become entitled under his or her Contingent Earnings Agreement (or which have been or would have been deposited into escrow for the benefit of such shareholder, by demand to the Escrow Agent as provided above) and from and Additional Stock Payments which may become due under this Agreement. Any amount still not collected from such Shareholder shall remain the personal obligation of that Shareholder. If such Shareholder would not have been entitled to receive funds in escrow which have been paid to Buyer pursuant to this Section 8.04 (the "Deficiency Disqualified Amount") because the conditions to distribution of such funds would not have been satisfied by the continued employment by such Shareholder with VFAM, then the liability of such Shareholder to Buyer shall be increased by the Deficiency Disqualified Amount.

     SECTION 8.05   Survival of Representations, Warranties and Agreements.
                    ------------------------------------------------------

          (a) All representations and warranties contained in Articles IV, V and VI of this Agreement and any certificates pertaining thereto to be delivered at the Closing and the rights of the parties to seek indemnification under this
Article VIII with respect to such representations and warranties and Closing certificates pertaining thereto, shall survive the Closing Date but, except as set forth below in respect of any claims as to which notice shall have been duly given prior to the relevant expiration date set forth below, shall expire on the second anniversary of the Closing Date provided, however that;

          (b) All agreements and covenants contained in this Agreement and the rights of the parties to seek indemnification under this Article VIII with respect to such agreements and covenants shall survive Closing.

          (c) Nothing contained herein shall limit or restrict the Shareholders continuing liability for any breach of representations and warranties contained in Sections 4.01(a), 4.03, 4.04, 4.17, 4.18, 5.01 and 5.02,
which in each case shall continue until the expiration of the applicable statute of limitations.

          (d) Nothing contained in this Section 8.05 shall limit or restrict the Shareholders continuing liability for Deficiencies relating to
Section 1.05.

          (e)      Except for claims involving fraud and the provisions of
Section 1.05, the indemnification provided in this Article VIII shall be the exclusive remedies the parties have under the terms of this Agreement with respect to Deficiencies.

     SECTION 8.06  Limitations on Indemnification.
                   ------------------------------

     The indemnification provided for in Article VIII shall be subject to the following limitations:

          (a) Except for a Shareholder Disclosure Deficiency or Deficiency relating to Section 1.05, no Indemnified Party shall make any claim against an Indemnitor for indemnification under this Article VII unless the aggregate amount of the Deficiency pertaining to all such claims exceeds $250,000 (the "Threshold Amount") in which case all Deficiencies incurred shall be subject to indemnification hereunder; provided, however that although Deficiencies under $2,500 ("Indemnification Minimum") shall be counted towards the Threshold Amount, Deficiencies under $2,500 shall not be subject to indemnification hereunder, except for such Deficiencies which arise under related or common facts or circumstances and when aggregated exceed the Indemnification Minimum.

          (b) The Shareholders' total liability for indemnity to an Indemnified Party in respect of all claims for indemnification under this
Article VIII shall not exceed the aggregate Share Consideration received by all Shareholders.

                                  ARTICLE IX

                             CONDITIONS TO CLOSING

     SECTION 9.01  Conditions to Each Party's Obligation To Effect the
                   ---------------------------------------------------
Transaction.  The respective obligation of each party to effect the transactions
-----------
contemplated hereby shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a)      No Injunctions or Restraints.  No temporary restraining
                   ----------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

          (b)      Consummation of Closing Under VFICO Agreement.  The
                   ----------------------------------------------
transactions contemplated by the VFICO Agreement shall have been closed simultaneously with, Closing under this Agreement.

     SECTION 9.02  Conditions of Obligations of Buyer and SBI.  The obligations
                   ------------------------------------------
of Buyer and SBI to effect the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by Buyer:

          (a)      Representations and Warranties.  The representations and
                   ------------------------------
warranties of VFAM and the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

          (b)      Performance of Obligations of VFAM and the Shareholders.
                   -------------------------------------------------------
VFAM and the Shareholders shall have performed in all material respects all of their respective obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c)      Consents, Approvals, etc.  Any and all material consents,
                   ------------------------
waivers, permits and approvals from any third party or any governmental or regulatory body required by VFAM in connection with the execution, delivery and performance of this Agreement, the Contingent Earnings Agreement, the Lease and the Employment Agreements shall have been duly obtained and shall be in full force and effect on the Closing Date. Pursuant to the notice procedures set forth in Section 7.03, VFAM shall have not received negative responses from clients with Investment Accounts under management representing 10% or more of assets under management at September 30, 1999.

          (d)      Notification.  No litigation, governmental action or other
                   ------------
proceedings involving or potentially involving a liability, obligation or loss on the part of VFAM, or which by reason of the nature of the relief sought might have a materially adverse effect on VFAM's business shall be threatened or commenced against VFAM with respect to any matter and no litigation, governmental action or other proceedings shall be threatened or commenced against any person with respect to the consummation of the transactions provided for herein.

          (e)      Other Approvals.  All authorizations, consents, orders or
                   ---------------
approvals, including, without limitation, all licenses or assignments of licenses, of, or declarations or filings with any governmental entity the failure to obtain which would have a material adverse effect on Buyer, shall have been filed, occurred or been obtained.

          (f)      Closing Documents.  All documents required to be delivered
                   -----------------
by the Shareholders and VFAM at or prior to the Closing Date shall have been delivered.

          (g)      Share Transfer Restrictions.  Any and all share transfer
                   ---------------------------
restrictions on the VFAM common stock, including, without limitation, any restrictions imposed in VFAM's Articles of Incorporation, bylaws or any shareholder agreements, shall be terminated or waived.

          (h)      Employment Agreements.  The Key Employees shall have
                   ---------------------
terminated any existing employment agreements with VFAM and entered into employment agreements with VFAM in the forms attached hereto as Exhibit 9.02(h) (the "Employment Agreements").

          (i)      Contingent Earnings Agreement.  All parties thereto shall
                   -----------------------------
have executed and delivered a contingent earnings agreement in the form attached hereto as Exhibit 9.02(i) (the "Contingent Earnings Agreement"), as compensation to the "Associates" as defined therein as an incentive to continue to provide services to VFAM. SBI shall have received assurance that Messrs. Francis, Corace, Gibson and Born have each become a party to a Contingent Earnings Agreement.

          (j)      Payment of VFAM's Expenses.  Prior to the Closing, VFAM and
                   --------------------------
the Shareholders shall have paid all fees and expenses of VFAM's accountants and counsel whether incident to the negotiations, preparation, execution, delivery and performance of this Agreement or otherwise for the period through the Closing Date, such that no liability or obligation with respect to such fees and expenses shall be included on VFAM's closing balance sheet. VFAM's accountants and counsel shall have executed and delivered to VFAM and Buyer a release agreement in a form satisfactory to Buyer reflecting that as of the Closing Date they have no right to any further payment from VFAM and SBI and Buyer, for any fees or expenses.

          (k)      Tangible Net Worth.  SBI and Buyer shall have received a
                   ------------------
certificate (the "VFAM Closing Financial Certificate") dated as of the Closing Date, signed on behalf of VFAM certifying that, after making all payments required or permitted to be made by VFAM under this Agreement except the payment to SBI contemplated in Section 1.06, immediately after the Closing:

                   (i) the tangible net worth of VFAM as of such date is at least $1,450,000;

                   (ii)  VFAM has available a cash balance of at least
$1,200,000;

                   (iii) VFAM has cash and receivables less current liabilities of at least $1,200,000;

                   (iv) the net capital as defined in Rule 15c 3-1 promulgated under the Securities Exchange Act of 1934 ("Net Capital"), shall not be less than $1,450,000 minus the product obtained by multiplying receivables by 0.415; and

                   (v)   VFAM has no long term liabilities.

An example of the calculation of such certificate is set forth on Schedule 9.02(k).

          (l)      Tender of Shares.  The Shareholders shall have tendered all
                   -----------------
of the Shares as contemplated by Section 1.01 hereof.

          (m)      Cash-Out of Options.  The Option Holders shall have
                   --------------------
surrendered and released the Options, as contemplated by Section 2.01 hereof.

          (n)      Lease.    VFAM shall have entered into a new lease, or
                   ------
amended its current lease, with Warner Road Associates, in form and substance acceptable to SBI (the "Lease").

          (o)      Pro Forma Balance Sheet and Income Statements.  In addition
                   ----------------------------------------------
to the December 31, 1999 Financials, at least ten days prior to the Closing Date, VFAM shall deliver to SBI, a pro forma balance sheet and income statement and supporting documents for the period from the most recent audited financial statements through the Closing Date which shall confirm the accuracy of the VFAM Closing Financial Certificate.

     SECTION 9.03  Conditions of Obligations of VFAM and the Shareholders.  The
                   ------------------------------------------------------
obligation of VFAM to effect the transactions contemplated herein is subject to the satisfaction of the following conditions unless waived by VFAM and the Shareholders (through the Shareholder Representative):

          (a)      Representations and Warranties.  The representations and
                   ------------------------------
warranties of SBI and Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

          (b)      Performance of Obligations of Buyer.  SBI and Buyer shall
                   -----------------------------------
have performed in all material respects all of its obligations required to be performed under this Agreement at or prior to the Closing Date.

          (c)      Consents, Approvals, etc.  Any and all material consents,
                   ------------------------
waivers, permits and approvals from any governmental or regulatory body required by SBI and Buyer in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date except for such items which may lawfully be obtained after the Closing Date without a material adverse effect on VFAM or the Shareholders.

          (d)      No Litigation.  No litigation, governmental action or other
                   -------------
proceeding shall be threatened or commenced against any person with respect to the consummation of the transaction provided for herein.

          (e)      Closing Documents.  All documents required to be delivered
                   -----------------
by SBI and Buyer at or prior to the Closing Date shall have been delivered.

                                   ARTICLE X

                                  DELIVERIES

     SECTION 10.1  VFAM's and the Shareholders' Deliveries.  At the Closing, the
                   ---------------------------------------
Shareholder Representative shall deliver or cause to be delivered to SBI and Buyer, the following:

          (a) Certificates for all of the Shares outstanding on the Closing Date, duly endorsed by the respective Shareholders in blank, or with stock transfer powers duly executed by the respective Shareholders in blank attached, and with all required transfer tax stamps, if any, affixed.

          (b)      Executed Escrow Agreement.

          (c)      Evidence of the surrender of the Options to VFAM.

          (d) The legal opinion of David S. Foulke, Esq. in form reasonably acceptable to SBI and Buyer and its counsel;

          (e)      The Closing Financial Certificate described in Section
9.02(k);

          (f) A "Good Standing Certificate" and/or a certificate of valid registration of VFAM issued by the Secretary of State of each State in which it does business or is registered as an investment advisor or broker/dealer, dated as of recent date;

          (g) A certified copy of the Articles of Incorporation and all amendments thereto of VFAM issued by the Secretary of State of the Commonwealth of Pennsylvania, dated as of a recent date;

          (h) Officer's Certificate of VFAM certifying that, as of the Closing Date, (i) each of the representations and warranties of VFAM under this Agreement is true and correct in all material respects, (ii) VFAM has performed all of its obligations under this Agreement, and (iii) each of VFAM's registrations as an investment advisor and broker/dealer is still in effect;

          (i) Secretary's Certificate certifying and setting forth (i) the names of the directors and officers of VFAM; (ii) a true and complete copy of the Articles of Incorporation and the Bylaws of VFAM, in each case as in effect on the date thereof, and (iii) a true and complete copy of all resolutions adopted by the Board of Directors of VFAM relating to the transactions contemplated by this Agreement.

          (j) A Certificate of the Shareholder Representative, certifying that as of the Closing Date, no Shareholder has revoked their appointment of such person as their agent and attorney in fact in connection with the transactions contemplated by this Agreement.

          (k) Releases executed by VFAM's accountants and counsel as provided in Section 9.02(j) that as of the Closing Date they have no right to any further payment from VFAM or Buyer for any fees or expenses relating to work performed on or prior to the Closing Date.

          (l) The stock books and records, corporate minute books (containing, to the best knowledge of the Shareholders, the originals of all minutes and resolutions ever adopted or consented to or agreed by the shareholders, directors or any committee of directors of VFAM) and corporate seal of VFAM.

          (m) Copies of all consents or assignments from governmental agencies or third parties necessary for the consummation of the transactions contemplated by this Agreement.

    SECTION 10.02  SBI and Buyer Deliveries.  At the Closing, SBI and Buyer
                   ------------------------
shall deliver or cause to be delivered to the Shareholder Representative, the following:

          (a)      The Shareholder Consideration;

          (b)      Executed Escrow Agreement;

          (c) The legal opinion of Lisa M. Cavage, Esq., Assistant Secretary and Counsel of SBI, in form reasonably acceptable to VFAM and its counsel;

          (e) A "Good Standing Certificate" of SBI and a certified copy of the Articles of Incorporation and all amendments thereto issued by the Secretary of State of the Commonwealth of Pennsylvania dated as of a recent date;

          (f) A "Good Standing Certificate" of Buyer and a certified copy of the Articles of Incorporation and all amendments thereto issued by the Secretary of State of the Commonwealth of Pennsylvania dated as of a recent date;

          (g) Officer's Certificate of SBI certifying that, as of the Closing Date, (i) each of the representations and warranties of SBI is true and correct in all material respects, and (ii) SBI has performed all of its obligations under this Agreement;

          (h) Officer's Certificate of Buyer certifying that, as of the Closing Date, (i) each of the representations and warranties of Buyer is true and correct in all material respects, and (ii) Buyer has performed all of its obligations under this Agreement;

          (i) Secretary's Certificate of SBI certifying that (i) attached thereto is a true and complete copy of the Articles of Incorporation and the Bylaws of SBI, in each case as in effect on the date thereof, and (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of SBI relating to the transactions contemplated by this Agreement.

          (j) Secretary's Certificate of Buyer certifying that (i) attached thereto is a true and complete copy of the Articles of Incorporation and the Bylaws of Buyer, in each case as in effect on the date thereof, and (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of Buyer relating to the transactions contemplated by this Agreement.

     SECTION 10.03 Net Capital Delivery.  At and after the Closing,
                   --------------------
notwithstanding the provisions of Section 1.06, SBI shall leave sufficient funds in VFAM's cash account from the $1,200,000 referred to in Section 1.06 so that VFAM will retain at all times Net Capital of at least $350,000. Such amount shall be in the form of an equity investment. However, the capital contributed by SBI to cover the goodwill created by this transaction may be in the form of either equity or subordinated debt. If subordinated debt is selected by SBI, it will not appear on VFAM's books until after the Closing Date. Each of the parties hereto agrees to use its best efforts to obtain appropriate regulatory approval that subordinated debt of VFAM provided by SBI or its affiliates may be included as capital in the calculation of Net Capital.

                                  ARTICLE XI

                           TERMINATION AND AMENDMENT

     SECTION 11.01 Termination.  This Agreement may be terminated at any time
                   -----------
prior to the Closing Date:

          (a) by mutual consent of SBI, Buyer, Shareholders (through the Shareholder Representative) and VFAM;

          (b) (i) by SBI and Buyer on the one hand or by VFAM or the Shareholders on the other hand, respectively, if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach shall not have been cured, in the case of a representation or warranty, within five business days following notice of such breach given to the breaching party by the other party or, in the case of a covenant or agreement, within five (5) business days following receipt by the breaching party of notice of such breach, or (ii) by either SBI and Buyer, together, or VFAM if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable;

          (c) by either SBI and Buyer, together, or VFAM if the Closing shall not have occurred before March 31, 2000.

     SECTION 11.02 Effect of Termination.  In the event of a termination of this
                   ---------------------
Agreement by either VFAM or SBI and Buyer as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of SBI and Buyer, or VFAM or their respective officers or directors, except (y) with respect to the second and third sentences of Section 7.01, and Sections 13.01 and 13.02 and (z) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 11.03 Amendment.  This Agreement may be amended by the parties
                   ---------
hereto at any time; provided however, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 11.04 Extension; Waiver.  At any time prior to the Closing Date,
                   -----------------
the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE XII

                            POST-CLOSING COVENANTS


     SECTION 12.01 Cooperation of Shareholders.  The Shareholders shall
                   ---------------------------
cooperate with Buyer and VFAM and do all things necessary proper or advisable to ensure that the VFAM retains all necessary federal, state, local and governments licenses, permits or registrations required for the conduct or its business, including, without limitation, all broker/dealer and investment advisor registrations required under federal and state law.

     SECTION 12.02 Client Notification.  As promptly as possible following the
                   -------------------
Closing, VFAM shall notify each client who has an Investment Account that the transactions contemplated by this Agreement have been completed.

                                 ARTICLE XIII

                                 MISCELLANEOUS

     SECTION 13.01 Costs and Expenses.  All costs and expenses incurred in
                   ------------------
connection with this Agreement and the transactions contemplated hereby shall be paid by the Shareholders to the extent incurred by the Shareholders and/or VFAM (including, without limitation, all expenses incurred in soliciting Client Consents) and paid by SBI and Buyer to the extent incurred by either of them.

     SECTION 13.02 Brokers or Finders.  Except with respect to any amounts that
                   ------------------
might be due under the Contingent Earnings Agreement, VFAM hereby represents and warrants that there is no corporation, firm or person entitled to receive from it or him (or, with respect to the Shareholders, from VFAM) any brokerage commission or finder's fee in connection with this Agreement or the other transactions and agreements provided for herein, and each hereby indemnifies and agrees to save SBI and Buyer harmless from and against any claim for brokerage commission or finder's fee based on any retention or alleged retention of a broker or finder by it or him/her.

     SECTION 13.03 Notices.  All notices and other communications hereunder
                   -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if SBI, to:

               Susquehanna Bancshares, Inc.
               26 North Cedar Street
               Lititz, Pa 17543
               Attention:    Robert S. Bolinger
                             President and Chief Executive Officer
               Telecopy No.: 717.626.1874

               with a copy to:

               Morgan, Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, Pa 19103
               Attention:    John F. Bales, III, Esq.
               Telecopy No : 215.963.5299

          (b)  if Buyer, to:

               SBI Acquisition Corporation
               c/o Susquehanna Bancshares, Inc.
               26 North Cedar Street
               Lititz, Pa 17543
               Attention:    Robert S. Bolinger
                             President and Chief Executive Officer
               Telecopy No.: 717.626.1874
               with a copy to:

               Morgan, Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, Pa 19103
               Attention:    John F. Bales, III, Esq.
               Telecopy No : 215.963.5299

          (c)  if VFAM to:

               Valley Forge Asset Management Corporation
               P.O. Box 837
               Valley Forge, Pa 19482
               Attention:    Joseph J. Miller
               Telecopy No.: 610.687.1848

               with a copy to:

               Stradley Ronon, Stevens & Young, LLP
               2600 One Commerce Square
               Philadelphia, Pa 19103
               Attention:    Dean M. Schwartz, Esq.
               Telecopy No.: 215.564.8120

          (d) if a Shareholder, to the address of the Shareholder set forth on Annex I hereto:

               with a copy to:

               Stradley Ronon, Stevens & Young, LLP
               2600 One Commerce Square
               Philadelphia, Pa 19103
               Attention:    Dean M. Schwartz, Esq.
               Telecopy No.: 215.564.8120

     SECTION 13.04 Publicity.  Except as otherwise required by law or the
                   ---------
rules of the NASD for so long as this Agreement is in effect, neither VFAM or the Shareholders nor SBI or Buyer shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     SECTION 13.05 Binding Nature of Agreement; No Assignment.  This Agreement
                   ------------------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement (other than as provided herein) without the prior written consent of the other parties hereto.

     SECTION 13.06 Controlling Law.  The Agreement and all questions relating
                   ---------------
to its validity, interpretation, performance and enforcement (including without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, other than the choice of law provisions thereof, and without the aid of any canon, custom, or rule of law requiring construction against the drafting party.

     SECTION 13.07 Exhibits and Schedules.  All Exhibits and Schedules attached
                   ----------------------
hereto are hereby incorporated by reference into, and made a part of, this Agreement.

     SECTION 13.08 Execution in Counterparts.  This Agreement may be executed
                   -------------------------
in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatories.

     SECTION 13.09 Provisions Separable.  The provisions of this Agreement are
                   --------------------
independent of and separable from each other, and no provisions shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     SECTION 13.10 Entire Agreement.  This Agreement and the Confidentiality
                   ----------------
Agreement dated April 16, 1999, contain the entire understanding among the parties hereto and with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.

     SECTION 13.11 Paragraph Headings and Table of Contents.  The headings and
                   ----------------------------------------
the table of contents in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     SECTION 13.12 Gender, Etc.  Words used herein, regardless of the number
                   -----------
and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     SECTION 13.13 Knowledge of VFAM and the Shareholders.  For purposes of this
                   --------------------------------------
Agreement, "knowledge of VFAM or the Shareholders" or similar words and phrases shall be conclusively deemed to include: (i) actual knowledge of the Shareholders or the officers and directors of VFAM and (ii) that knowledge which any officer or director of VFAM should have obtained after exercising due diligence which a prudent officer or director should have undertaken with respect thereto. In connection therewith, the knowledge (both actual and constructive) of the officers and directors of VFAM shall be imputed to be the knowledge of the Shareholders and, except as to Article V the knowledge of one Shareholder shall be imputed to the other Shareholder.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                              VALLEY FORGE ASSET MANAGEMENT CORPORATION


                              By:/s/ Joseph J. Miller, Jr.
                                 -----------------------------------------------
                                     Name:  Joseph J. Miller, Jr.
                                     Title: Chairman



                              SUSQUEHANNA BANCSHARES, INC.



                              By:/s/ Robert S. Bolinger
                                 -----------------------------------------------
                                     Name:  Robert S. Bolinger
                                     Title: President



                              SUSQUEHANNA BANCSHARES CENTRAL, INC.


                              By:/s/ Robert S. Bolinger
                                 -----------------------------------------------
                                     Name:  Robert S. Bolinger
                                     Title: President


                              SHAREHOLDERS


                              /s/ Joseph J. Miller, Jr.
                              --------------------------------------------------
                              Joseph J. Miller, Jr.


                              /s/ Frank C. Corace by Bernard A. Francis, Jr. POA
                              --------------------------------------------------
                              Frank C. Corace


                              /s/ Donald Born by Bernard A. Francis, Jr. POA
                              --------------------------------------------------
                              Donald Born

                              /s/ Bernard A. Francis, Jr.
                              --------------------------------------------------
                              Bernard A. Francis, Jr.


                              /s/ Kelly C. Malloy
                              --------------------------------------------------
                              Kelly C. Malloy